                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) June 30, 1998



                             THE VANTIVE CORPORATION
                 -----------------------------------------------
               (Exact name of registrant as specified in charter)



            Delaware                         0-26592                         77-0266662
 (State or other jurisdiction of     (Commission File Number)     (IRS Employer Identification No.)
         incorporation)
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The Vantive Corporation, 2455 Augustine Drive, Santa Clara, CA        95054
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(Address of principal executive offices)                            (Zip Code)



Registrant's telephone number, including area code:  (408) 982-5700



                                 Not applicable.
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          (Former name or former address, if changed since last report)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

              On June 30, 1998, and effective on that date, The Vantive
Corporation (the "Company") completed an acquisition (the "Merger") of Wayfarer
Communications, Inc., a privately-held California corporation ("Wayfarer"), pursuant to an Agreement and Plan of Reorganization, dated June 18, 1998, by and between the Company, Revo Acquisition Corporation, a wholly-owned subsidiary of the Company, and Wayfarer. Upon consummation of the Merger, Wayfarer became a wholly-owned subsidiary of the Company.

              Under the terms of the Merger, Wayfarer's securityholders will receive approximately 179,000 shares of the Company's Common Stock in exchange for all outstanding shares of Wayfarer capital stock. The transaction will be accounted for as a purchase. Vantive expects to record charges related to the acquisition of approximately $11.5 million in the second quarter of 1998, including a one-time in-process research and development charge and a compensatory bonus expense.

              The amount of the Merger consideration was determined through arms-length negotiation. There were no material relationships between the Wayfarer shareholders and the Company or any of its affiliates, any director or officer of the Company, or any associate of any such director or officer prior to the Merger. The Company is obligated to prepare and file with the Securities and Exchange Commission a registration statement on Form S-3 with respect to the shares of the Company's Common Stock issued in the Merger.



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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial statements of business acquired.

                  It is impracticable to provide the audited financial statements of Wayfarer for the periods required at the date of this report. The Company intends to file such financial statements as are required to be filed as soon as they become available and in any event not later than September 14, 1998.


         (b)      Pro forma financial information.

                  It is impracticable to provide the pro forma financial information required pursuant to Article 11 of Regulation S-X at the date of this report. The Company intends to file such pro forma financial information as are required to be filed as soon as they become available and in any event not later than September 14, 1998.


         (c)      The following exhibits are attached and filed herewith:

                    Exhibit No.                Description
                    -----------                -----------
                      2.1        Agreement and Plan of Reorganization dated as
                                 of June 18, 1998, by and among The Vantive
                                 Corporation, Wayfarer Communications, Inc. and
                                 Revo Acquisition Corporation.

                                 The above agreement contains a list identifying
                                 all exhibits and schedules thereto not filed as
                                 a part of Exhibit 2.1. The Company agrees to
                                 furnish supplementally a copy of any omitted
                                 exhibits or schedules to the Securities and
                                 Exchange Commission upon request.
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       THE VANTIVE CORPORATION



Date:  July 14, 1998                   By: /s/ David Schellhase
                                           ----------------------
                                           David Schellhase
                                           Vice President and General Counsel




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                                  EXHIBIT INDEX


       Exhibit No.        Description
       -----------        -----------
           2.1        Agreement and Plan of Reorganization dated as of June 18,
                      1998, by and among The Vantive Corporation, Wayfarer
                      Communications, Inc. and Revo Acquisition Corporation.
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